Exhibit 99.1

Jefferies Board of Directors Declares Spin-Off Dividend of Vitesse Energy Common Stock

NEW YORK, December 16, 2022 – Jefferies Financial Group Inc. (NYSE:JEF) (“Jefferies”) today announced that its Board of Directors has declared a pro rata dividend of the outstanding shares of common stock (the “Vitesse Common Stock”) of Vitesse Energy, Inc. (“Vitesse”) held by Jefferies to the holders of record of the common shares of Jefferies (the “Jefferies Common Shares”) as of 5:00 p.m. ET on December 27, 2022, the record date for the distribution. The distribution is subject to the satisfaction or waiver of various conditions, including, among others, receipt of a private letter ruling (the “PLR”) from the Internal Revenue Service (“IRS”) to the effect that the spin-off will qualify as a tax-free reorganization for U.S. federal income tax purposes, receipt of an opinion of counsel to the effect that the spin-off will qualify as a tax-free reorganization for U.S. federal income tax purposes, and the Form 10 relating to the spin-off having been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) (collectively, the “Conditions”). Jefferies has received a PLR from the IRS to this effect.

Jefferies shareholders will retain their current Jefferies Common Shares and, on the distribution date, each holder of Jefferies Common Shares will also receive, for every 8.49668 Jefferies Common Shares owned as of the record date, a distribution of one share of Vitesse Common Stock. Fractional shares of Vitesse Common Stock will not be distributed to Jefferies shareholders. Instead, the fractional shares of Vitesse Common Stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in cash payments to Jefferies shareholders who would otherwise receive a fractional share of Vitesse Common Stock.

No action or payment is required by Jefferies shareholders to receive the shares of Vitesse Common Stock or cash in lieu of fractional shares. An Information Statement (the “Information Statement”) containing details regarding the distribution of the Vitesse Common Stock, Vitesse’s business and management following the spin-off and other information regarding the spin-off will be made available to Jefferies shareholders prior to the distribution date.

Additional details regarding the distribution are expected to be announced by press release at a later date, including the distribution date, the “regular way” trading date and the “when issued” trading date.

The distribution of Vitesse Common Stock is intended to be tax-free to Jefferies shareholders for U.S. federal income tax purposes, except with respect to cash received in lieu of fractional shares. Jefferies shareholders are urged to consult with their tax advisors with respect to the U.S. federal, state and local or foreign tax consequences, as applicable, of the spin-off. Were Jefferies to waive the requirement of receipt of either or both of the PLR or the opinion of counsel described above, such change would be communicated to Jefferies shareholders by, depending on the timing of the waiver, either filing an amendment to the Registration Statement on Form 10 to revise the disclosure in the Information Statement or filing a Current Report on Form 8-K describing the change.

About Jefferies

Jefferies is the largest independent, global, full-service investment banking firm headquartered in the U.S. Focused on serving clients for 60 years, Jefferies is a leader in providing insight, expertise and execution to investors, companies and governments. Our firm provides a full range of investment banking, advisory, sales and trading, research and wealth management services across all products in the Americas, Europe and Asia. Jefferies’ Leucadia Asset Management division is a growing alternative asset management platform.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” “would,” or similar expressions. Forward-looking statements may include, without limitation, statements relating to the planned spin-off of Vitesse, such as the timing of record date for the distribution, the anticipated timing and implementation of the distribution of Vitesse Common Stock to Jefferies shareholders, the satisfaction or waiver of the Conditions, and the expected business operations of Vitesse following completion of the proposed spin-off. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements to materially differ from those expressed in the forward-looking statements set forth in this press release include, without limitation, risks that the proposed spin-off will not be completed in a timely manner or at all, risks of failure to satisfy any of the Conditions and risks of unexpected costs or delays to Jefferies’ ability to complete the proposed spin-off. The forward-looking statements in this press release also should be considered in light of the risks and uncertainties described in the reports Jefferies files with the SEC and in the Information Statement. You should read and interpret any forward-looking statement together with the reports Jefferies files with the SEC and the Information Statement. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances.

Contacts

Jefferies Financial Group Inc.:

Jonathan Freedman (212) 778-8913

MediaContact@Jefferies.com

2